INDEPENDENT AUDITORS' REPORT



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 6, 2000 on the financial statements as of June 30, 2000 and the two years then ended, included in the Form 10-KSB of Medcom USA, Inc. for the year ended June 30, 2000. We also consent to the reference to us under the heading "experts" in such registration statement.




                                            Ehrhardt Keefe Steiner & Hottman PC


February 27, 2001
Denver, Colorado